Exhibit 31.4

CERTIFICATION

I, Frederick S. Cromer, Executive Vice President and Chief Financial Officer of Spirit Aviation Holdings, Inc., certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A, amending the Annual Report on Form 10-K for the year ended December 31, 2024, of Spirit Aviation Holdings, Inc. (the “Registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2025	/s/ Frederick S. Cromer
Frederick S. Cromer
Executive Vice President and Chief Financial Officer